Exhibit 3.1
DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708 Website: secretaryofstate.biz
                                                                        Entity #
                                                                   E0708312006-2
                                                                 Document Number
                                                                  20060605433-99

                                                                     Date Filed:
                                                            9/20/2006 7:04:32 AM
                                                                In the office of
                                                                 /s/ Dean Heller
                                                                     Dean Heller
                                                              Secretary of State

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1. Name of Corporation:               Wilson Creek Mining Corp.

2. Resident Agent Name &
   Street Address:                    Resident Agents of Nevada, Inc.
                                      711 S. Carson St. Ste. #4, Carson
                                      City, Nevada  89701

3. Shares:                            Number of Shares with par value:
                                      Par value:
                                      Number of shares without par value: 25,000

4. Name & Address of Board
   Of Directors/Trustees:             Dwight Alan Teegardin
                                      711 S. Carson St. Ste. #4
                                      Carson City NV 89701

5. Purpose:                           The purpose of this Corporation shall be:
                                      All legal purpose

6. Name, Address & Signature
   Of Incorporator:                   Sandra L. Miller      /s/ Sandra L. Miller
                                      711 S. Carson St. Ste.#4
                                      Carson City, NV 89701

7. Certificate of Acceptance
   Of Appointment of Resident
   Agent: I hereby accept appointment as Resident Agent for the above named corporation.

                                      /s/ Sandra L. Miller              09/20/06
                                      Authorized Signature of R.A.        Date

                           ARTICLES OF INCORPORATION
                                       OF
                            WILSON CREEK MINING CORP.
                              A NEVADA CORPORATION

I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under and pursuant to Chapter 78 of the Nevada Revises Statues, the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

                                    ARTICLE I
                                      NAME

The name of the corporation is Wilson Creek Mining Corp.

                                   ARTICLE II
                                PRINCIPLE OFFICE

Section 2.01 Resident Agent. The name and address of its resident agent for service process is Resident Agents of Nevada, Inc. 711 S. Carson, Suite 4, Carson City, Nevada 89701.

Section 2.02 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

                                   ARTICLE III
                                     PURPOSE

The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLE IV
                                 SHARES OF STOCK

Section 4.01 Number and Class. The amount of the total authorized capital stock of this corporation is Twenty-Five Thousand (25,000) shares with a par value of zero ("0") designated as Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

Section 4.02 No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its discretion, may determine from time to time.

Section 4.03 Assessment of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors of the corporation shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                    ARTICLE V
                                    DIRECTORS

Section 5.01 Governing Board. The members of the Board of Directors of the corporation shall be styled directors.

Section 5.02 Initial Board of Directors. The Board of Directors shall consist of at least one (1) but no more than five (5) members. The name(s) and address(es) of the initial members of the Board of Directors are as follows:

        NAME                                           ADDRESS
        ----                                           -------
Dwight Alan Teegardin           711 S. Carson, Ste. 4, Carson City, Nevada 89701

These individuals shall serve as directors of the corporation until the first annual meeting of the stockholders or until their successors shall have been elected and qualified.

Section 5.03 Change in the Number of Directors. The number of directors may be increased or decreased by duly adopted amendment to the Bylaws of the corporation.

                                   ARTICLE VI
                                  INCORPORATORS

The name and address of the sole incorporator is Sandra L. Miller, 711 S. Carson, Ste. 4, Carson City, Nevada 89701

                                   ARTICLE VII
                               PERIOD OF DURATION

This corporation is to have A PERPETUAL existence.

                                  ARTICLE VIII
                        DIRECTORS AND OFFICERS' LIABILITY

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissins which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts and omissions prior to such repeal or modification.

ARTICLE IX INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding , whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss

(including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connections therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                    ARTICLE X
                                   AMENDMENTS

Subject at all times to the express provisions of Section 4.03, hereof, which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by the statue or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

                                   ARTICLE XI
                               POWERS OF DIRECTORS

In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (1) Subject to the Bylaws, if any, adopted by the stockholders, to make, alter or repeal the Bylaws of the corporation;
     (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;
     (3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;
     (4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve; and
     (5) By resolution adopted by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors OF THE CORPORATION, WHICH, TO THE EXTENT PROVIDED IN THE RESOLUTION OR IN THE By-laws of the Board of Directors in the management of the business and affairs of the corporation, any may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein of by law.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of September 2006, hereby declaring and certifying that the facts stated herein above are true.


                                                    /s/ Sandra L. Miller
                                                    ---------------------------
                                                    Sandra L. Miller
                                                    Sole Incorporator

ACKNOWLEDGMENT

STATE OF NEVADA           )
                              :  ss
CITY OF CARSON            )

On this 20th day of September 2006, Sandra L. Miller personally appeared before for me, a Notary Public, and acknowledged to me that she executed the foregoing instrument for the purposes therein set forth.

   Diane E. Kalinowski                         /s/ Diane E. Kalinowski
                                               -------------------------
   Notary Public, State of Nevada              NOTARY PUBLIC
   Appointment No. 99-58966-5
   My Appt. Expires Oct 24, 2007

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

IN THE MATTER OF:  Wilson Creek Mining Corp.

Resident Agents of Nevada, Inc., Resident Agent #83364, with address at 711 S. Carson, Ste. 4, Carson City, Nevada 89701, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registered office is as set forth above. IN WITNESS WHEREOF, I hereunto set my hand this 20th day of September 2006.

                                               By: /s/ Sandra L. Miller>>
                                                  -----------------------------
                                               Sandra L. Miller
                                               Resident Agents of Nevada, Inc.,
                                               Resident Agents

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708 Website: secretaryofstate.biz
                                                                        Entity #
                                                                   E0708312006-2
                                                                 Document Number
                                                                  20060732143-78

                                                                     Date Filed:
                                                           11/13/2006 7:15:47 AM
                                                                In the office of
                                                                 /s/ Dean Heller
                                                                     Dean Heller
                                                              Secretary of State

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
               (Pursuant to NRS 78.380 - Before Issuance of Stock)

1.   Name of Corporation:

     WILSON CREEK MINING CORP.                                FILE#E0708312000 2

2. The articles have been amended as follows (provide article numbers, if available): ARTICLE IV SHARES OF STOCK

     Section 4. 1 Number and Class. The amount of the total authorized capital stock of this corporation shall be increased to Seventy-Five Million (75,000,.000) shares with a par value of $.001 designated as Common.

3. The undersigned declare that they constitute AT LEAST TWO-THIRDS of the INCORPORATORS [ ] or of the board of DIRECTORS [X] (check one box only)

4.   Effective date of filing (optional):        (must be no later than 90 days
                                                 after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock at the corporation has been issued.

6.   Signature

     /s/ Robert Woods
     ---------------------------                   -----------------------------
     Signature                                     Signature

     * If more than two signatures, attach an 8 1/2 x 11 plain sheet with additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

                                     Nevada Secretary of State Amend 78.380 2003
                                                             Revised on 05/29/05